                                   Exhibit 10a

                                                                         Annex I



                                  DYNAGEN, INC.

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

                     AND RIGHTS OF SERIES C PREFERRED STOCK



            The undersigned officer of DynaGen, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred by the Certificate of Incorporation, as amended to date, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of DynaGen, Inc., on August 13, 1997, adopted a resolution providing for certain powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of certain shares of Series C Preferred Stock, $.01 par value, of the Corporation, which resolution is as follows:



            RESOLVED: That, pursuant to the authority vested in the Board of Directors of the Corporation and in accordance with the General Corporation Law of the State of Delaware and the provisions of the Corporation's Certificate of Incorporation, a series of 7,500 shares of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation is hereby created as the Series C Preferred Stock, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as set forth on Exhibit A attached hereto.



            EXECUTED as of this 14th day of August, 1997.



                                             DYNAGEN, INC.





                                             By:      /s/ Indu A. Muni

                                             -------------------------------

                                             Indu A. Muni

                                             President

            DESCRIPTION AND DESIGNATION OF SERIES C PREFERRED STOCK

            1.           DESIGNATION AND DEFINITIONS.

                           (a) DESIGNATION. A total of 7,500 shares of the
Corporation's previously undesignated Preferred Stock, $.01 par value, shall be designated as the "Series C Preferred Stock." The original issue price per share of the Series C Preferred Stock shall be $100.00 (the "ORIGINAL ISSUE PRICE").

                           (b) CERTAIN DEFINITIONS. As used herein, the
following terms, unless the context otherwise requires, have the following respective meanings:

                                    (i) "AVERAGE QUOTED PRICE" means the average
of the closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market or Nasdaq National Market or, if the Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded, for the five (5) Trading Days immediately preceding any holder's Conversion Date, the Mandatory Conversion Date (as defined in Section 5(c) below) or the date of the consummation or closing of a Fundamental Change, as the case may be.

                                    (ii) "COMMON STOCK" means the common stock,
par value $.01 per share, of the Corporation.

                                    (iii) "CONVERSION DATE" means each date on
which the Corporation receives by telecopy written notice in accordance with
Section 5(i) hereof from a holder of Series C Preferred Stock that such holder elects to convert shares of its Series C Preferred Stock.

                                    (iv) "FUNDAMENTAL CHANGE" means: (i) any
sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation; or (ii) any merger or consolidation to which the Corporation is a party. Notwithstanding the foregoing, the following shall not be a Fundamental Change: A merger or consolidation (a) to which the Corporation is a party; (b) in which it is the surviving corporation and there is no resulting reclassification of the outstanding Common Stock; and (c) after giving effect to which, persons who were, immediately before the consummation or closing of such merger or consolidation, holders of outstanding Common Stock will be the direct or indirect owners of securities of the Corporation possessing, on a fully diluted basis, at least seventy-five percent (75%) of the voting power of all voting securities of the Corporation (excluding, for purposes of such computation, any such person who also is a party to such merger or consolidation).

                                    (v) "ISSUE DATE" means, with respect to each
share of Series C Preferred Stock held by any holder, the date on which the Corporation originally issued such share to such holder (regardless of the number of times transfer of such share is made on the stock transfer books maintained by or for the Corporation, and regardless of the number of certificates which may be issued to evidence such share, and irrespective of any subsequent transfer or other disposition of such share to any other holder).

                           (vi) "TRADING DAY" means a day on which the principal
national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business; or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is listed on the Nasdaq system (or such other trading system then in use by the National Association of Securities Dealers, Inc.), a day on which such system is open for the transaction of business; or, if the foregoing does not apply, any Business Day.

         2. DIVIDENDS.

                  (a) PREFERRED DIVIDEND - CASH AND/OR IN-KIND. When and as declared by the Board of Directors and to the extent permitted by the General Corporation Law of the State of Delaware, the Corporation shall pay preferential dividends to the holders of the Series C Preferred Stock as provided in this
Section 2(a).

                           (i) PREFERRED DIVIDEND. Except as otherwise provided
herein, dividends on each share of Series C Preferred Stock shall accrue, cumulatively, at the rate of seven percent (7.0%) per annum of the Original Issue Price, from and including the Issue Date of such share to and including the date on which the Liquidation Value of such share is paid or such share is converted in accordance with the provisions hereof (the "PREFERRED DIVIDEND"). Such Preferred Dividend will accrue whether or not it has been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for its payment.

                           (ii) SEMI-ANNUAL PAYMENTS. Commencing on July 31,
1998, the Preferred Dividend shall be payable in cash (subject to Section 2(a)(v) below) semi-annually, for the actual number of days elapsed, on each July 31 and January 31, to the holders of record of shares of Series C Preferred Stock as of the tenth (10th) trading day preceding the applicable dividend payment date.

                           (iii) NO INTEREST. Accrued but unpaid Preferred
Dividends shall not bear interest. Preferred Dividends paid in cash in an amount less than the total amount of such dividends at the time accrued and payable shall be allocated on a share-by-share basis among all shares of Series C Preferred Stock at the time outstanding.

                           (iv) PAYMENT UPON CONVERSION. On the date on which
any holder's shares of Series C Preferred Stock are converted into Common Stock pursuant to Section 5 hereof, the accrued Preferred Dividend with respect to the shares so converted shall be paid to such holder. All accrued Preferred Dividends also shall be payable upon the liquidation, dissolution or winding up of the Corporation.

                           (v) PAYMENT IN COMMON STOCK. The Corporation, at its
sole discretion, may pay the Preferred Dividends in cash or in shares of Common Stock at the then fair market value per share of Common Stock as of the date on which the Preferred Dividend is payable. For purposes of this Section 2(a)(v), fair market value shall be the average of the closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market or Nasdaq National Market or, if the Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded, for the ten (10) Trading Days immediately preceding the date on which the Preferred Dividend is payable.

                           (vi) FRACTIONAL SHARES. Notwithstanding anything
herein to the contrary, no fractional shares shall be issued pursuant to this
Section 2, and the number of shares of Common Stock issued upon the payment of the Preferred Dividend shall be rounded up or down to the nearest whole share.

                  (b) DECLARED DIVIDENDS ON COMMON STOCK. If the Board of Directors shall declare a cash dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series C Preferred Stock shall be entitled to the amount of dividends on the Series C Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by each holder thereof could be converted pursuant to the provisions of
Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series C Preferred Stock held by each holder, and not upon each share of Series C Preferred Stock so held by the holder.

                  (c) DIVIDENDS ON OTHER SECURITIES. Subject to the foregoing provisions of this Section 2, the Board of Directors may declare and the Corporation may pay or set apart for payment, or cause the accrual of, stated or cumulative dividends and other distributions on the Series A Preferred Stock or the Series B Preferred Stock of the Corporation, or any other series of preferred stock hereafter designated, and may purchase or otherwise redeem any of the same (or any warrants, rights, options or other securities exercisable therefor or convertible or exchangeable thereinto), and the holders of Series C Preferred Stock shall not be entitled to share therein.

         3. LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series C Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated by the Board of Directors in the future to be senior to or on a parity with the Series C Preferred Stock with respect to liquidation preferences, the holder of each share of Series C Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an amount equal to the Original Issue Price per share of Series C Preferred Stock held by any holder, plus the Preferred Dividend accruing to the Series C Preferred Stock pursuant to Section 2 above (the "LIQUIDATION VALUE"). For purposes hereof, the Series C Preferred Stock shall rank on liquidation junior to the Series A Preferred Stock and on parity with the Series B Preferred Stock.

                           If, upon liquidation, dissolution or winding up of
the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series C Preferred Stock the full amount to which they otherwise would be entitled, the holders of Series C Preferred Stock shall share ratably in any distribution of available assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series C Preferred Stock if all liquidation preference amounts with respect to such shares were paid in full, based upon the aggregate Liquidation Value payable upon all shares of Series C Preferred Stock then outstanding.

                           After such payment shall have been made in full to
the holders of the Series C Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series C Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock and any class or series of capital stock designated to be junior to the Series C Preferred Stock (if any) in right of payment upon any liquidation, dissolution or winding up of the Corporation.

                           The amounts set forth above shall be subject to
equitable adjustment by the Board of Directors whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series C Preferred Stock.

                           (b) DISTRIBUTIONS OTHER THAN CASH. Whenever the
distributions provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series C Preferred Stock.

                           (c) EVENTS NOT DEEMED A LIQUIDATION. Neither the
merger or consolidation of the Corporation into or with any other corporation(s), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation under this Section 3.

            4.           VOTING POWER.

                           (a) GENERAL. Except as otherwise expressly provided
in this Section 4 or as otherwise required by the General Corporation Law of the State of Delaware, each holder of Series C Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series C Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on any matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

                  Such determination of "whole shares" shall be based upon the aggregate number of shares of Series C Preferred Stock held by each holder, and not upon each share of Series C Preferred Stock so held by the holder.

                  (b) AMENDMENTS TO CHARTER. For so long as there are any shares of Series C Preferred Stock outstanding, the Corporation shall not amend its Certificate of Incorporation or this Certificate of Designation without the approval, by vote or written consent, of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting together as a class, each share of Series C Preferred Stock to be entitled to one vote in each instance, if such amendment would adversely affect the rights of the holders of Series C Preferred Stock. Without limiting the generality of the foregoing, the creation, or increase in the authorized number of shares, of any class or series of stock ranking prior to or on a parity with the Series C Preferred Stock either as to dividends or upon liquidation shall be deemed to adversely affect the rights of the holders of Series C Preferred Stock for purposes of this
Section 4(b).

         5. CONVERSION RIGHTS.

                  (a) CONVERSION AT THE OPTION OF HOLDERS. Each holder of Series C Preferred Stock shall have the right, at such holder's option, to convert at any time any of the shares of Series C Preferred Stock held by such holder into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series C Preferred Stock to be converted by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price (as defined below).

                  (b) CONVERSION PRICE. The conversion price per share (the "CONVERSION PRICE") shall be equal to the lesser of subsections (i) and (ii) below.

                           (i) One hundred twenty-five percent (125%) of the
average of the closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market or Nasdaq National Market or, if the Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded, for the five
(5) Trading Days immediately preceding the Issue Date.

                           (ii) (A) Beginning on the 60th day after the Issue
Date and ending on the 150th day after the Issue Date, eighty percent (80%) of the Average Quoted Price;

                                    (B) Beginning on the 151st day after the
Issue Date and ending on the 210th day after the Issue Date, seventy-eight percent (78%) of the Average Quoted Price;

                                    (C) Beginning on the 211th day after the
Issue Date and ending on the 365th day after the Issue Date, seventy-six percent (76%) of the Average Quoted Price; and

                                    (D) Beginning on the 366th day after the
Issue Date, seventy- four (74%) of the Average Quoted Price.

                  (c) CONVERSION AT OPTION OF CORPORATION. At any time after the close of business on the one (1) year anniversary of the date on which the Securities and Exchange Commission declares effective the registration statement registering the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, all of the shares of Series C Preferred Stock shall be convertible, at the option of the Corporation, into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series C Preferred Stock outstanding on the Mandatory Conversion Date (as defined below) by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price.

                  The Corporation shall give notice of its exercise of such conversion option to all holders of Series C Preferred Stock no later than five
(5) Trading Days before the date as of which the Corporation has elected to make such conversion effective (such effective date of the conversion, the "MANDATORY CONVERSION DATE"). Each holder of Series C Preferred Stock as of the Mandatory Conversion Date shall, promptly after such date, surrender for conversion to the Corporation at its principal office or to any transfer agent for the Series C Preferred Stock or the Common Stock all certificates representing all shares of Series C Preferred Stock held by such holder, accompanied by a written notice specifying the name or names in which such holder wishes the certificate(s) for shares of Common Stock to be issued.

                  Effective as of the close of business on the Mandatory Conversion Date, each share of Series C Preferred Stock then outstanding shall be (and be deemed to have been) converted automatically, without any further action by the holders thereof, into shares of Common Stock. Such conversion shall be deemed to have occurred whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                  (d) LIMITATION ON NUMBER OF SHARES. Additionally, notwithstanding anything set forth in this Section 5 to the contrary, in no event shall any holder of Series C Preferred Stock, prior to earlier to occur of the Mandatory Conversion Date or the date of the consummation or closing of a Fundamental Change, be entitled to convert Series C Preferred Stock into shares of Common Stock to the extent that (x) the number of shares of the Corporation's Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series C Preferred Stock held by such holder) plus (y) the number of shares of Common Stock issuable upon such conversion would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the shares of Common Stock then outstanding. For purposes of this Section 5(d), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and 13G promulgated thereunder, except as otherwise provided in clause (x) of this Section 5(d). Each holder shall, upon delivering to the Corporation a notice of election to convert shares of Series C Preferred Stock in accordance with Section 5(i) hereof, be required to provide the Corporation with a certification in form and substance reasonably satisfactory to the Corporation, that the conversion of the Series C Preferred Stock being converted will not result in such holder and its affiliates beneficially holding more than 4.9%, determined as heretofore provided, of the outstanding shares of Common Stock on such Conversion Date. If the holder cannot make such certification, the shares of Series C Preferred Stock to be converted shall not be convertible. Notwithstanding the foregoing, upon the Mandatory Conversion Date or upon the consummation or closing of a Fundamental Change, all such shares of Series C Preferred Stock then outstanding shall be converted into Common Stock in accordance with Section 5(c) or 5(g), as applicable.

                           (e) DIVIDENDS OTHER THAN COMMON STOCK DIVIDENDS. In
the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series C Preferred Stock.

                           (f) CAPITAL REORGANIZATION OR RECLASSIFICATION. If
the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holders of Series C Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  (g) MANDATORY CONVERSION - FUNDAMENTAL CHANGE. If any Fundamental Change shall occur, then each share of Series C Preferred Stock outstanding as of the date of the consummation or closing thereof shall be (and be deemed to have been) converted automatically, without any further action by the holders thereof, into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series C Preferred Stock outstanding on the on the date of such consummation or closing date by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price. Such conversion shall be deemed to have occurred whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                  The Corporation shall give notice of a proposed or anticipated Fundamental Change to all holders of the Series C Preferred Stock not later than thirty (30) days before the expected closing or consummation of such Fundamental Change, provided that at all times during such thirty-day period a registration statement shall be in effect to permit the registration of the Common Stock issuable upon conversion of the Series C Preferred Stock under the Securities Act of 1933, as amended. The Corporation also shall give prompt notice of the closing or consummation of such Fundamental Change to all holders of record of the Series C Preferred Stock as of the date of such closing or consummation. Each holder of Series C Preferred Stock shall thereupon promptly surrender for conversion, to the Corporation at its principal office or to any transfer agent for the Series C Preferred Stock or the Common Stock, all certificates representing all shares of Series C Preferred Stock held by such holder, accompanied by a written notice specifying the name or names in which such holder wishes the certificate(s) for shares of Common Stock to be issued.

                  (h) CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Original Issue Price, the Corporation at its expense will furnish each holder of Series C Preferred Stock so affected with a certificate prepared by an officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  (i) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series C Preferred Stock shall give written notice by telecopy to the Corporation at its principal office that such holder elects to convert shares of its Series C Preferred Stock and shall thereafter surrender the original certificate(s) representing the shares being converted to the Corporation at its principal office together with an originally executed copy of such notice. Such notice shall also state the name or names (with its address or addresses, as well as the address(es) for delivery) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for the shares of Series C Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. As promptly as practicable after the Corporation receives the original certificate(s) for the shares of Series C Preferred Stock surrendered for conversion, the proper assignment thereof to the Corporation or in blank and the original notice of conversion (collectively, the "ORIGINAL DOCUMENTATION"), but in no event more than three (3) Trading Days after the

Corporation's receipt of the Original Documentation, the Corporation shall issue and shall deliver to the holder of the shares of Series C Preferred Stock being converted, at the addresses set forth therefor by the holder, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in
Section 5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series C Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby. If the Corporation fails to issue and deliver to such holder such certificate(s) for shares of Common Stock within three (3) Trading Days after the Corporation's receipt of the Original Documentation, the Corporation shall pay the liquidated damages set forth in the Stock Purchase Agreement between the Corporation and the initial purchasers of the Series C Preferred Stock.

                  (j) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series C Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of Series C Preferred Stock, the Corporation shall pay to the holder of the shares of Series C Preferred Stock being converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series C Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series C Preferred Stock being converted.

                  (k) PARTIAL CONVERSION. In the event some but not all of the shares of Series C Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series C Preferred Stock which were not converted. Such new certificate shall be so delivered on or prior to the date set forth in Section 5(i) for the delivery of certificates for shares of Common Stock.

                  (l) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock (including any shares of Series C Preferred Stock represented by any warrants, options, subscription or purchase rights for the Series C Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock (including any shares of Series C Preferred Stock represented by any warrants, options, subscriptions or purchase rights for the Series C Preferred Stock), then the Corporation shall be deemed to be in breach and default of its obligations hereunder, and in addition to all charges, claims and rights at law or in equity that each holder shall be entitled to, the Corporation shall use all means reasonably available to it, and promptly take any and all actions as may be necessary, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            6. REDEMPTION AND REPURCHASE RIGHTS. The Corporation shall have no right to redeem, and holders of shares of Series C Preferred Stock shall have no right to cause the Corporation to redeem, any or all of the outstanding shares of Series C Preferred Stock.

            7. NOTICES OF RECORD DATE. In the event of any:

                  (a) taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (b) capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

                  (c) voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall telecopy and thereafter mail or cause to be mailed to each holder of Series C Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be telecopied and thereafter mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

            8. GENERAL.

                  (a) REPLACEMENT OF CERTIFICATES. Upon the Corporation's receipt, from the holder of any certificate evidencing shares of Series C Preferred Stock, of evidence reasonably satisfactory to the Corporation (an affidavit of such holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of such certificate, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, and in the case of any such mutilation, upon surrender of such certificate, the Corporation (at its expense) shall execute and deliver to such holder, in lieu of such certificate, a new certificate that represents the number of shares represented by, is dated the date of, is issued in the name of the holder of, and is substantially identical in form of, such lost, stolen, destroyed or mutilated certificate.

                  (b) PAYMENT OF TAXES. The Corporation shall pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed in connection with the issuance or delivery of any shares of Common Stock (or other of the Corporation's securities) that results from (i) the conversion of shares of Series C Preferred Stock pursuant to this Certificate of Designations or (ii) the application of Section 2(a)(v) hereof. Notwithstanding the foregoing, if the Corporation, pursuant to a notice from a holder of any shares of Series C Preferred Stock, effects the issuance or delivery of any shares of Common Stock (or other of the Corporation's securities) in any name(s) other than such holder's name, then such holder shall deliver to the Corporation with the aforesaid notice (A) all transfer taxes and other governmental charges payable upon the issuance or delivery of securities in such other name(s) or (B) evidence satisfactory to the Corporation that such taxes and charges have been or shall be paid in full.

                  (c) STATUS OF REDEEMED OR CONVERTED SHARES. Shares of Series C Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation in any manner (including by purchase or exchange) shall be canceled and upon cancellation (i) shall no longer be deemed to be outstanding, (ii) shall become authorized but unissued shares of preferred stock undesignated as to series and (iii) may be reissued as part of another series of preferred stock.